UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

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GOLDRANGE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

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Nevada (State or other jurisdiction of incorporation)	333-128165 (Commission File Number)	20-3219714 (I.R.S. Employer Identification Number)

114 West Magnolia Street, Suite 400-136

Bellingham, Washington 98225

(Address of principal executive offices, including zip code)

(360) 392-2830

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 30, 2006, Goldrange Resources, Inc. (“GORS”) entered into a letter of intent with JMT Resources, Ltd., REO Energy, Ltd., and Benco Operating, Inc. (collectively, the “Contributors”), regarding transactions involving the contribution of certain oil and gas interests and related assets to GORS in exchange for shares of GORS common stock. The assets to be contributed are estimated at an aggregate value of $53,000,000. The transactions will not be effective until the parties have negotiated and executed a definitive agreement. The parties agreed to act in good faith to negotiate a definitive agreement effecting the transactions. If such agreement is not negotiated on or before December 31, 2006 (the “Termination Date”), the obligation to negotiate then terminates. The letter of intent provides that the Contributors may not negotiate with any party other than GORS until the Termination Date.

The letter of intent attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Letter of Intent dated November 30, 2006 by and among Goldrange Resources, Inc., JMT Resources, Inc., REO Energy, Ltd., and Benco Operating, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2006	GOLDRANGE RESOURCES, INC. By:/s/ Steve Bajic Steve Bajic President & Director